Exhibit 99.1

December 13, 2011

NEWS RELEASE

EL GALLO COMPLEX REGIONAL DRILL RESULTS

GEARING UP FOR THE NEXT PHASE OF GROWTH IN MEXICO

NEAR SURFACE: 3.2 GPT GOLD OVER 14.0 METERS & 1.8 GPT GOLD OVER 19.4 METERS

DEPTH POTENTIAL: 7.7 GPT GOLD, 2070 GPT SILVER OVER 1.0 METER

TORONTO, ONTARIO (December 13, 2011) US GOLD CORPORATION (NYSE-TSX: UXG) is pleased to announce results from regional drilling at the El Gallo Complex, in Sinaloa, Mexico. Results contained in this release are focused on the Mina Grande area (Fig. 1), where earlier in 2011 drilling discovered several zones of encouraging near-surface gold and silver mineralization. New drill highlights include: 3.2 grams per tonne (gpt) gold over 14.0 meters (m), 1.8 gpt gold over 19.4 m and 7.7 gpt gold, 2070 gpt silver over 1.0 meter.

“Mina Grande is just one of several targets we have been exploring since infill drilling at El Gallo and Palmarito was completed. Recent drilling has intersected several zones of encouraging mineralization. Although early, these results, combined with our recently announced San Dimas discovery (new release October 27, 2011) are setting the foundation for our next phase of growth in Mexico,” stated Rob McEwen, Chairman and CEO.

Mina Grande — New Prospect with Potential to Grow

The Mina Grande area is located approximately 10 km north of the proposed mill site and 15 km north of the heap leach facility that is currently under construction (Fig. 1). US Gold made the decision to explore Mina Grande based on 1) the historical mining that occurred in the area and 2) the belief that a discovery could be transported to one of the central processing facilities under development. Drill highlights from earlier in 2011 included: 2.1 gpt gold over 28.9 m (starting 8 m below surface) and 1.2 gpt gold over 19.7 meters (starting 8 m below surface).

The Mina Grande area is comprised of several parallel, northeast-dipping mineralized zones. Recent drilling focused on three zones (Fig. 2). One of these is a bulk tonnage target that is shallow dipping and near surface. Ten holes were completed in this area. Five holes targeted the other two zones, encountering narrower widths of mineralization but with encouraging gold and silver values. Highlights from each of these three zones are listed below.

Mina Grande — Zone 1

Hole #	Gold	Length	From	Gold	Length	From
	(gpt)	(meters)	(meters)	(opt)	(feet)	(feet)
Zone 1
MGX-031	3.2	14.0	18.1	0.09	45.9	59.2
Including	7.1	5.8	23.0	0.21	19.0	75.5
Including	19.9	1.8	27.0	0.58	5.9	88.6

MGX-032	1.0	13.2	0.0	0.03	43.3	0.0
And	8.1	1.5	125.1	0.24	4.9	410.3

MGX-033	1.0	18.7	16.6	0.03	61.4	54.5
Including	3.5	4.0	22.1	0.10	13.1	72.5

MGX-036	1.2	30.0	0.0	0.03	98.4	0.0
Including	6.5	1.3	3.5	0.19	4.3	11.5
Including	8.4	1.1	23.4	0.24	3.4	76.6

MGX-042	1.8	19.4	0.0	0.05	63.5	0.0
Including	3.5	8.2	0.0	0.10	26.9	0.0

Mina Grande — Zone 2 & 3

Hole #	Silver	Gold	Length	From	Silver	Gold	Length	From
	(gpt)	(gpt)	(meters)	(meters)	(opt)	(opt)	(feet)	(feet)
Zone 2
HCX-043	278.0	0.5	4.5	0.0	8.1	0.02	14.6	0.0
Including	788.0	0.8	0.8	1.5	23.0	0.02	2.6	4.9
And	138.1	1.4	2.6	12.2	4.0	0.04	8.5	40.0

Zone 3
MGX-041	335.0	1.6	0.6	47.1	9.8	0.05	1.8	154.5

MGX-042	2070.0	7.7	1.0	89.0	60.4	0.22	3.1	292.0
And	240.0	4.8	1.1	117.1	7.0	0.14	3.4	384.2

MGX-043	531.0	3.3	1.2	43.4	15.5	0.1	3.9	142.4

Drilling to follow up on these results is underway. Currently one core drill is operating at the Mina Grande prospect. The objective is to expand the mineralization encountered in these holes and test other targets within the immediate area. Should further exploration continue to return similar results, US Gold anticipates increasing the size of the drill program.

PHASE 1 MINING SCHEDULED FOR MID-2012

Phase 1 mining at the El Gallo Complex is expected to commence during the second quarter 2012. The El Gallo Complex includes the El Gallo and Palmarito silver deposits and the Magistral gold deposits,

which are all located within a 13 km (8 mile) radius. Phase 1 will focus on the permitted gold deposits and is expected to produce 30,000 ounces of gold per year after initial ramp up. Capital costs have been estimated at $15 million and the projected cash flow will help fund Phase 2, which is forecast to produce an additional 5 million ounces of silver per year, beginning in 2014. Readers should note that mineral resources that are not classified as mineral reserves do not have demonstrated economic viability.

ABOUT US GOLD (www.usgold.com)

US Gold’s objective is to qualify for inclusion in the S&P 500 by 2015. US Gold explores for gold and silver in the Americas and is advancing its El Gallo Project in Mexico and its Gold Bar Project in Nevada towards production. US Gold’s shares are listed on the NYSE and the TSX under the symbol UXG, trading 2.6 million shares daily during the past twelve months. US Gold’s shares are included in S&P/TSX and Russell indices and Van Eck’s Junior Gold Miners ETF. Rob McEwen, Chairman and CEO, owns 20% of the shares of US Gold. On June 14, 2011 the Company announced that Mr. McEwen proposed to combine the Company with Minera Andes to create a high growth, low-cost, mid-tier silver producer operating in the Americas. Each Minera Andes shareholder would receive 0.45 of a US Gold share for every Minera Andes share held. A Special Meeting will be held on January 19th, 2012 in order to vote on the proposed combination.

Technical Information

This news release has been viewed and approved by John Read, CPG, US Gold’s consulting geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties.

Samples from the core drilling were split on-site at the Company’s El Gallo Complex.  One quarter to one half of the split drill core is shipped to ALS Chemex for sample preparation and analysis by 4-acid digestion with ICP determination for silver and fire assay for gold. Samples returning greater than 1500 ppm silver or 10 ppm gold were re-analyzed using gravimetric fire assay. Standards and blanks were inserted every 20 samples.

All holes were drilled with HQ bits and reduced to NTW where required. Samples were taken based on lithologic and/or mineralized intervals and vary in length. The true width of the mineral zone has not been determined.

For additional information about the El Gallo Complex see the “Preliminary Economic Assessment for the El Gallo District, Sinaloa State Mexico” dated February 11, 2011 and prepared by Paul Gates, PE, Richard Addison, PE, Aaron McMahon, PG of Pincock Allen & Holt of Denver, Colorado (“El Gallo PEA”). All three individuals are Qualified Persons as defined by NI 43-101 and are independent of US Gold Corporation as defined in Section 1.4 of NI 43-101 and Section 3.5 of Companion Policy 43-101CP. Mr. McMahon verified the mineral resource data contained in the El Gallo PEA by conducting a site visit, which included verifying drill hole locations and survey data, reviewing sampling handling, data collection procedures, partial audit of the assay database, review of the QA/QC data and analysis of core recovery and drill logs and their relations to assay values. The El Gallo PEA is available on SEDAR (www.sedar.com).

Cautionary Note to US Investors

US Gold (including in its preparation of the El Gallo PEA) prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, US Gold reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Canadian regulations permit the disclosure of resources in terms of “contained ounces”; however, the SEC only permits issuers to report “mineralized material” in tonnage and grade without reference to contained ounces. Under U.S. regulations the tonnage and grade described herein under the “measured” and “indicated” categories would be characterized as mineralized material. The disclosure herein is being made by US Gold to provide a means of comparing its project to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements. U.S. investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of the potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves”.

Forward Looking Statement

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Bay Wellington Tower Suite 4750, P.O. Box 792 Toronto, ON M5J 2T3 E-mail: info@usgold.com

Mina Grande Drill Results: Core Holes Assay	December 13, 2011
Metric Units Table — Zone 1

Hole #	Gold	Length	From*	Azimuth		Dip		Easting	Northing
	(gpt)	(meters)	(meters)
Zone 1
MGX-031	3.2	14.0	18.1	225	°	-50	°	216413	2852500
Including	7.1	5.8	23.0
Including	19.9	1.8	27.0

MGX-032	1.0	13.2	0.0	225	°	-50	°	216425	2852525
Including	8.1	1.5	125.1

MGX-033	1.0	18.7	16.6	225	°	-50	°	216390	2852442
Including	3.5	4.0	22.1

MGX-034	0.7	8.0	32.2	225	°	-50	°	216439	2852415

MGX-035	0.4	4.4	58.2	225	°	-50	°	216480	2852457

MGX-036	1.2	30.0	0.0	225	°	-50	°	216341	2852520
Including	6.5	1.3	3.5
Including	8.4	1.1	23.4

MGX-037	0.9	7.6	0.0	225	°	-50	°	215912	2852484

MGX-038	0.7	16.5	0.0	215	°	-50	°	216333	2852565

MGX-040	0.6	15.0	0.0	225	°	-50	°	216396	2852525

MGX-042	1.8	19.4	0.0	225	°	-50	°	215851	2852477
Including	3.5	8.2

Metric Units Table — Zone 2 &3

Hole #	Gold	Silver	Length	From*	Azimuth		Dip		Easting	Northing
	(gpt)	(gpt)	(meters)	(meters)
Zone 2
HCX-043	0.5	278.0	4.5	0.0	230	°	-50	°	217663	2852424
Including	0.8	788.0	0.8	1.5
And	1.4	138.1	2.6	12.2

Zone 3
MGX-039	2.2	136.0	0.4	131.6	225	°	-50	°	215875	2852508

MGX-041	1.6	335.0	0.6	47.1	225	°	-50	°	216533	2852161

MGX-042	7.7	2070	1.0	89.0	225	°	-50	°	215851	2852477
And	4.8	240.0	1.1	117.1

MGX-043	4.0	531.0	1.2	43.4	225	°	-50	°	215821	2852410